Exhibit 99.1

Golden Minerals Company and ECU Silver Mining Inc.

Announce Merger of Equals

Creating a New Growing Silver Mining Company

(All figures, except per share amounts, are in $ CAN unless otherwise stated or unless context requires otherwise)

Golden, Colorado and Toronto, Ontario, June 24, 2011 — Golden Minerals Company (NYSE Amex: AUMN) (TSX: AUM) (“Golden Minerals”) and ECU Silver Mining Inc. (TSX: ECU) (“ECU”) are pleased to announce that they have entered into a definitive agreement to combine the two companies creating a new leading junior silver mining company with a portfolio of growth projects, primarily in Mexico and Argentina. The combined company will retain the Golden Minerals name and remain headquartered in Golden, Colorado. The combination of Golden Minerals and ECU (the “Transaction”), which represents a merger of equals, has been unanimously agreed to by the boards of directors of Golden Minerals and ECU, and both boards of directors will be recommending that their respective shareholders vote in favor of the proposed Transaction.

Under the terms of the Transaction, which will be structured as a plan of arrangement (the “Arrangement”) under the Québec Business Corporations Act, each ECU share will be exchanged for 0.05 Golden Minerals shares and $0.000394 in cash. Upon completion of the Transaction, existing Golden Minerals shareholders and ECU shareholders will own approximately 49% and 51%, respectively, of the outstanding common stock of the combined company.

The Sentient Group, one of Golden Minerals’ largest stockholders with approximately a 19% ownership stake, has indicated to Golden Minerals that it supports and intends to vote in favor of the proposed Transaction.  Sentient has also expressed an interest in investing further capital in the combined company to retain its current proportionate ownership, although no agreement has been reached.

Highlights of the Transaction:

•                  Creates a new leading junior silver mining company with an attractive portfolio of assets consisting of the silver mining operations in the Velardeña mining district, Durango, Mexico; the El Quevar advanced exploration project in the Salta Province, Argentina; the advanced exploration-stage Zacatecas project in Zacatecas, Mexico; a number of drill testing projects in Peru (Cochabamba, Jehuamarca), Mexico (La Pinta), and Argentina (Atlas); and a large portfolio of approximately 40 exploration properties in the reconnaissance/target delineation stage located primarily in South America

•                  Creates a combined company with greater scale, financial strength and an enhanced capital markets profile

•                  The combined company will have sufficient cash to advance expansion plans at Velardeña and the continued development of El Quevar

•                  Combined basic market capitalization of over $600 million, based on current prices, with an expected increased liquidity profile on both NYSE Amex and the TSX

•                  Improved access to global capital markets to assist future growth efforts

•                  Potential expansion of broker research coverage

•                  Combines complementary management teams with proven track records of success to enhance and expand existing portfolio of assets

•                  Golden Minerals’ management team, with its strong expertise and proven track record in mine building and operations, to focus on optimization and potential expansion of Velardeña mining operations

•                  ECU’s exploration expertise to further enhance exploration efforts at El Quevar, Zacatecas and other drill testing projects across South America

•                  Large portfolio of projects combined with enhanced scale and broader reach to create opportunities for growth in existing and new jurisdictions

•                  Increased leverage to precious metals with significant base metals credits

•                  Combined Measured and Indicated resources of approximately 25 million ounces silver, 26 million pounds lead and 37 million pounds zinc

•                  Combined Inferred resources of approximately 187 million ounces silver, 2 million ounces gold, 1 billion pounds lead and 1 billion pounds zinc

•                  Opportunities to expand current resource base in Mexico, Argentina and Peru

Jeffrey Clevenger, President and CEO of Golden Minerals, stated “The combination of Golden Minerals and ECU presents a unique opportunity for the shareholders of both companies to participate in the creation of a new silver mining company with an attractive pipeline for further growth. It accelerates our combined corporate growth plans utilizing Golden Minerals’ operating experience and ECU’s strong record of exploration excellence and discovery. We will continue to grow the combined company with discipline, and use our financial strength with a view to creating future value for all of our shareholders.”

Michel Roy, Chairman and CEO of ECU, stated “This combination represents a true merger of equals and provides the shareholders of both companies an opportunity to participate in a uniquely positioned silver mining company. Golden Minerals’ and ECU’s asset portfolios and management teams are highly complementary and provide both companies with increased opportunities to leverage the extensive, highly prospective projects in Mexico, Argentina and Peru.”

Transaction Details

The proposed business combination between Golden Minerals and ECU is expected to be completed by way of a court-approved plan of arrangement and will be subject to the approval of holders of not less than 66 2/3% of votes cast by holders of ECU common shares and by holders of not less than 66 2/3% of votes cast by holders of ECU common shares and ECU’s outstanding options, warrants and convertible securities voting together with ECU common shares as a single class.  In addition, a majority of the common stockholders of Golden Minerals must approve the issuance of the Golden Minerals common stock to be issued in the Transaction. Full details of the Transaction will be included in the ECU management information circular and the Golden Minerals proxy statement, both of which are expected to be mailed to their respective shareholders in July 2011.

Under the terms of the business combination, shareholders of ECU will receive 0.05 common shares of Golden Minerals (the “Exchange Ratio”) and $0.000394 in cash (approximately $125,000 in the aggregate) for each share of ECU held.  All of ECU’s unexercised options and warrants will be exchanged for Golden Minerals options and warrants, respectively, with the number and exercise prices of such options and warrants to be adjusted based on the Exchange Ratio.

Based on Golden Minerals’ last closing stock price, the Exchange Ratio represents a premium of approximately 7% to the 20 (trading) day volume weighted average trading price for ECU. The Exchange Ratio represents an “at-market” transaction based on a 20 (trading) day volume weighted average trading price of each of ECU’s common shares and Golden Minerals’ common stock.

Upon completion of the Transaction, the combined company will have approximately 31.2 million shares outstanding (34.2 million on a fully-diluted basis) and Golden Minerals shareholders and ECU shareholders will hold, on a fully diluted basis, approximately 45% and 55% of the combined entity, respectively.

The definitive agreement includes a commitment by each of Golden Minerals and ECU to not solicit alternative transactions to the Transaction. Each company has agreed to reimburse expenses or pay a break fee to the other party of up to $10 million upon the occurrence of certain events. In addition, each company has granted the other party a right to match any competing proposal.  Each of the directors and officers of ECU has indicated an intention to vote in favor of the Transaction, and each of the directors and officers of Golden Minerals has indicated an intention to vote in favor of the issuance of shares in connection with the Transaction.

Private Placement

In connection with the Transaction, ECU and Golden Minerals have entered into a definitive subscription agreement pursuant to which ECU will issue to Golden Minerals $15 million principal amount, 0.0% senior unsecured convertible notes at par (the “Notes”) in a private placement (the “Private Placement”). Subject to regulatory approval, the Notes will mature on June 30, 2012 (subject to extension as described below), and will be convertible by Golden Minerals at any time prior to 5:00 p.m. (Toronto time) on June 29, 2012 into common shares of ECU at a conversion price of $0.97 per common share, consistent with the Exchange Ratio. The Notes will also be redeemable at par by ECU, in whole or in part, at any time after the record date for voting at the ECU shareholder meeting. In addition, ECU may elect to extend the maturity of the Notes for up to 6 months under certain conditions, with interest accruing at 10% per annum during such extension period. The proceeds of the Private Placement will be used for general corporate purposes and for ECU’s ongoing expansion plans at Velardeña until closing of the proposed Transaction.  Completion of the Private Placement is subject to the satisfaction of certain regulatory requirements.

Management Team and Board of Directors

Following completion of the Transaction, Michael T. Mason is expected to join the board of directors of the combined company, bringing the total number of directors to seven.  Jeffrey Clevenger will retain his position as Chairman and CEO, and Stephen Altmann will assume the role of President. Mr. Clevenger brings extensive experience as a senior operator through his past involvement in mining operations at the senior level, including with Cyprus Amax Minerals Company, a former large integrated copper and molybdenum producer with operations in North and South America, and Phelps Dodge Corporation, a former large base metals producer with mining operations all over the world, among others.  Mr. Altmann brings over fifteen years of financial and strategic advisory experience, serving as a senior corporate finance and merger and acquisition advisor for firms including RBC Dominion Securities, Credit Suisse First Boston, Scotia Capital and Desjardins Securities prior to joining ECU, as President, in 2007.  Michel Roy will be staying on as a senior consultant.

Advisors and Counsel

Golden Minerals’ exclusive financial advisor is BMO Capital Markets, and Golden Minerals is being advised on legal matters by Fasken Martineau DuMoulin LLP and Davis Graham & Stubbs LLP. BMO Capital Markets has provided an opinion to the Golden Minerals board of directors that, subject to the assumptions, limitations, and qualifications set out therein, the Exchange Ratio is fair, from a financial point of view, to Golden Minerals.

ECU’s financial advisor is Dahlman Rose & Company, LLC, and ECU is being advised on legal matters by Blake, Cassels & Graydon LLP and Skadden, Arps, Slate, Meagher & Flom LLP.  Stonecap Securities Inc. has provided an opinion to the ECU board of directors that, as at the date hereof, subject to the assumptions, limitations, and qualifications set out therein, the Transaction is fair, from a financial point of view, to ECU shareholders.

Conference Call and Webcast Information

A joint conference call hosted by Jeffrey Clevenger and Stephen Altmann will be held today at 11:00 am (ET) to discuss the Transaction.  Anyone may join the call by dialing toll free (877) 278-9678 to access the call from outside Canada or the U.S. Passcode #79101843.  You can listen to a recorded playback of the call by dialing (800) 642-1687 or (706) 645-9291 for calls outside Canada and the U.S. Passcode #79101843.

The Golden Minerals and ECU business combination presentation is available on the homepage of both companies’ websites. The conference call will be available for replay. For further information on Golden Minerals, please visit its website at www.goldenminerals.com. For further information on ECU, please visit its website at www.ecu.ca.

About Golden Minerals

Golden Minerals is a Delaware corporation based in Golden, Colorado, primarily engaged in the advancement of its pipeline of exploration projects in Mexico and South America. Golden Minerals has a large portfolio of exploration projects, including its El Quevar project in the Salta Province of northwestern Argentina and advanced stage drilling projects in Mexico and Peru. Golden Minerals’ experienced management team has a proven in-house ability to explore, develop and operate mining projects.

About ECU

ECU Silver Mining Inc. is focused on the exploration, development and mining of silver, gold and base metals at its Velardeña District Properties in Durango, Mexico, where it holds an NI 43-101 compliant mineral resource of 40 million silver equivalent ounces in the Measured and Indicated category and 391 million silver equivalent ounces in the Inferred category. ECU also owns and operates two mills with a combined capacity of 820 tonnes per day.

Cautionary Statement on Forward-looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 27E of the U.S. Securities Exchange Act of 1934 and applicable Canadian securities laws, including, but not limited to, forward looking statements in respect of the Transaction and the Private Placement. Such statements include, without limitation, statements regarding or inferring the future results of operations, performance and achievements of ECU, Golden Minerals or the combined company, including anticipated benefits from the Transaction, planned and potential exploration and development opportunities of the combined company, including at the Velardeña and El Quevar projects.  There are risks inherent in the nature of the proposed Transaction, including risk regarding the integration of the two entities, incorrect assessments of the values of the other entity, and failure to obtain the required security holder, court, regulatory and other third party approvals. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate and similar expressions, or are those which, by their nature, refer to future events. Although Golden Minerals and ECU believe that such statements are reasonable, they can give no assurance that such expectations will prove to be correct.

This press release also contains forward-looking statements and information concerning the anticipated timing and completion of the Transaction and the Private Placement. Golden Minerals and ECU have provided these anticipated times in reliance on certain assumptions that they believe are reasonable at this time, including assumptions as to the time required to prepare meeting materials for mailing, the timing of receipt of the necessary regulatory and court approvals, and the satisfaction of and time necessary to satisfy the conditions to the closing of the Transaction and the Private Placement. These dates may change for a number of reasons, including unforeseen delays in preparing meeting materials, inability to secure necessary regulatory or court approvals in the time assumed or the need for additional time to satisfy the conditions to the completion of the Transaction. In addition, the Transaction is subject to a number of conditions which are typical for transactions of this nature. Failure to satisfy any of these conditions may result in the termination of the definitive agreement to combine ECU and Golden Minerals and the Transaction may not be completed. Readers are cautioned that the foregoing list of factors is not exhaustive.

This press release includes forward-looking statements relating to the potential general financing plans of ECU, the Private Placement and the use of proceeds from the Private Placement.  Although Golden Minerals and ECU believe that the expectations reflected by the forward-looking statements presented in this press release are reasonable, these forward-looking statements have been based on assumptions and factors concerning future events, including ECU’s ability to obtain and maintain any necessary permits, consents, or authorizations needed to continue its expansion plans at Velardeña, that may prove to be inaccurate. Those assumptions and factors are based on information currently available to ECU and Golden Minerals about ECU and the business in which it operates.

This press release also includes forward-looking statements relating to the potential for further investment by Sentient Group in the combined company. Golden Minerals and ECU caution investors that no agreement with respect to such further investment has been reached and provide no assurance that any such agreement will be reached.

Moreover, Golden Minerals and ECU caution investors that any forward-looking statements by Golden Minerals or ECU are not guarantees of future results or performance, and that actual results may differ materially from those expressed or implied in forward-looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, significant downward variations in the market price of any minerals produced, Golden Minerals’ or ECU’s inability to obtain any necessary permits, consents or authorizations required for their activities, to produce minerals from their properties successfully or profitably, to continue their projected growth, or to raise the necessary capital or to be fully able to implement their business strategies. Accordingly, readers should not place undue reliance on the forward-looking statements or information contained in this press release concerning these items. Additional information on these and other factors that could affect Golden Minerals’ and ECU’s, or the combined company’s, operations or financial results are included in reports on file with applicable securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the EDGAR website (www.sec.gov), Golden Minerals’ website (www.goldenminerals.com) or ECU’s website (www.ecu.ca).

The forward-looking statements and information contained in this press release are made as of the date hereof and Golden Minerals and ECU undertake no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless expressly required by applicable securities laws.

Additional Information and Where to Find It

In connection with Golden Minerals’ and ECU’s solicitation of proxies with respect to the meeting of shareholders of each of Golden Minerals and ECU to be called with respect to the proposed Arrangement, Golden Minerals will file a proxy statement with the Securities and Exchange Commission (“SEC”) and ECU will file a management information circular with Canadian securities regulatory authorities. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT OR MANAGEMENT INFORMATION CIRCULAR, AS APPLICABLE, WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the Golden Minerals proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov and a free copy of the ECU management information circular (when available) and other relevant documents filed with Canadian securities authorities, including technical reports relating to the Golden Minerals and ECU properties, at www.sedar.com. Shareholders of Golden Minerals will also be able to obtain a free copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Golden Minerals, 350 Indiana Street, Suite 800, Golden, Colorado 80401 or (303) 839-5060, or from Golden Minerals’ website, www.goldenminerals.com.  Shareholders of ECU will also be able to obtain a free copy of the management information circular and other relevant documents (when available) by directing a request by mail or telephone to ECU, 1116 Granada Avenue, Rouyn-Noranda, QC, J9Y 1G9, Canada or 819-797-1210, or from ECU’s website, www.ecu.ca.

Interests of Participants in the Solicitation of Proxies

Golden Minerals and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed Transaction.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Golden Mineral’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the Arrangement when it becomes available.  Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov or by directing a request to Golden Minerals at the address above.

Cautionary Note to United States Investors Regarding Estimates of Measured, Indicated and Inferred Resources

The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource,” as used in this press release, are Canadian mining terms and are not normally permitted to be used in reports and registration statements filed with the SEC by U.S. registered companies.  The SEC permits U.S. companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. Accordingly, information contained in this press release describing the combined company’s “mineral resources” is not directly comparable to information made public by U.S. companies subject to reporting requirements under U.S. securities laws (wherein “reserves,” and not “resources,” may be disclosed and discussed).  Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.  “Inferred mineral resources” have a great amount of uncertainty as to their existence and economic feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases.  Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically minable.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this press release.

For Further Information, Please Contact:

Golden Minerals	ECU

Jeffrey G. Clevenger, Chairman, President and CEO Jerry W. Danni, Executive Vice President	Michel Roy, Chairman and CEO Stephen Altmann, Director and President
Tel: +1 (303) 839 5060	Tel: +1 (416) 366-2428
Website: www.goldenminerals.com	Website: www.ecu.ca

THIS NEWS RELEASE DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE.